EXHIBIT 10.49
COMPLETION GUARANTY
This COMPLETION GUARANTY (this “Agreement”), dated as of January 24, 2017, is made by EMPIRE RESORTS, INC., a Delaware corporation (“Guarantor”), in favor of CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as the administrative agent under the Credit Agreement (as defined below) (in such capacity, and together with its successors and assigns acting in such capacity, the “Administrative Agent”), CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as the disbursement agent under the Building Loan Disbursement Agreement (as defined below) and the Project Disbursement Agreement (as defined below) (in such capacities, and together with its successors and assigns acting in such capacities, the “Disbursement Agent”) and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as the Collateral Agent (as defined in the Credit Agreement) (in such capacity, and together with its successors and assigns acting in such capacity, the “Collateral Agent”).
This Agreement is made and delivered pursuant to (a) the Building Term Loan Agreement (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), dated as of even date herewith, among Montreign Operating Company, LLC, a New York limited liability company (the “Borrower”), the Administrative Agent and the lenders from time to time party thereto (the “Lenders”), (b) the Building Loan Disbursement Agreement (as amended, supplemented, restated or otherwise modified from time to time, the “Building Loan Disbursement Agreement”), dated as of even date herewith, among the Borrower, the Disbursement Agent, the Administrative Agent and the Collateral Agent, and (c) the Project Disbursement Agreement (as amended, supplemented, restated or otherwise modified from time to time, the “Project Disbursement Agreement” and, together with the Building Loan Disbursement Agreement, the “Disbursement Agreements”)), dated as of even date herewith, among the Borrower, the Disbursement Agent, the Administrative Agent and the Collateral Agent. The Administrative Agent, the Disbursement Agent, the Collateral Agent, the Lenders and the other Secured Parties are hereinafter referred to as the “Beneficiaries”.
RECITALS
A.    The Project. The Borrower and the other Loan Parties have certain interests on certain land in Sullivan County, New York, on which land they intend to develop, build, own and operate a hotel, entertainment and gambling establishment (including all buildings, structures and improvements related thereto, all fixtures, attachments, appliances, equipment, machinery and other articles attached thereto or used in connection therewith and all alterations thereto or replacements thereof, collectively, the “Project”).
B.    Credit Agreement. Concurrently herewith, the Lenders have agreed to extend certain credit facilities to the Borrower pursuant to the Credit Agreement, the proceeds of which will be used to finance, among other things, certain “costs of improvements” (as defined in the Lien Law of the State of New York) associated with the construction and development of the Project.

C.    Building Loan Disbursement Agreement. Concurrently herewith, the Borrower, the Disbursement Agent, the Administrative Agent and the Collateral Agent have entered into the Building Loan Disbursement Agreement in order to set forth, among other things, the mechanics for and conditions to disbursements of the proceeds of the loans advanced under the Credit Agreement for the payment of Building Loan Costs (as such term is defined in the Credit Agreement).
D.    Project Disbursement Agreement. Concurrently herewith, the Borrower, the Disbursement Agent, the Administrative Agent and the Collateral Agent have entered into the Project Disbursement Agreement in order to set forth, among other things, the mechanics for and conditions to disbursements of certain equity proceeds for the payment of Project Costs (as such term is defined in the Project Disbursement Agreement).
E.    Requirement of Agreement. The Beneficiaries have agreed to enter into and consummate the transactions contemplated under the Loan Documents (as such term is defined in the Credit Agreement) on the condition that Guarantor executes and delivers to the Administrative Agent and the Disbursement Agent this Agreement.
F.    Benefit to Guarantor. Guarantor acknowledges that it will benefit, directly and indirectly, if the Beneficiaries enter into the Loan Documents.
G.    Concurrent Obligations. The obligations of Guarantor hereunder are being incurred concurrently with entering into by the Borrower of the Loan Documents to which it is a party.
AGREEMENT
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and as an inducement to the Beneficiaries to enter into the Loan Documents, Guarantor hereby consents and agrees as follows:
SECTION 1.
DEFINITIONS
Capitalized terms used but not defined herein shall have the respective meanings given them in the Credit Agreement (or if not defined therein, then in the Building Loan Disbursement Agreement), and the rules of interpretation contained in Section 1.2 of the Building Loan Disbursement Agreement shall apply hereto; provided upon termination of the Credit Agreement or the Building Loan Disbursement Agreement, any such terms shall continue to have the meanings given in the Credit Agreement or the Building Loan Disbursement Agreement, as applicable, as in effect immediately prior to such termination.
SECTION 2.
AGREEMENTS OF THE PARTIES
2.1    Subject to the terms hereof, the undersigned Guarantor, as primary obligor and not merely as surety, unconditionally and irrevocably guarantees to the Administrative Agent acting on behalf of the Lenders the performance by the Borrower of its obligations (the “Guaranteed Obligations”) under:

(a)	the Building Loan Disbursement Agreement and the Project Disbursement Agreement to achieve Completion and thereafter to achieve Final Completion;

(b)
Section 6.4 of the Building Loan Disbursement Agreement to deposit (or cause to be deposited) funds into the Building Loan Company Funds Account at the times and in the amounts set forth therein (but subject to the next sentence) in the event that the Project shall at any time not be In Balance (as defined in the Building Loan Disbursement Agreement but disregarding clause (b) of such definition (i.e., solely for the purposes of this Guaranty, the definition of “In Balance” shall be deemed modified such that balancing of the Interest Reserve Account shall not be required for the purposes of this Guaranty));

(c)
Section 6.4 of the Project Disbursement Agreement to deposit (or cause to be deposited) funds into the Project Company Funds Account (as defined in the Project Disbursement Agreement) at the times and in the amounts set forth therein (but subject to the next sentence) in the event that the Project shall at any time not be In Balance (as defined in the Project Disbursement Agreement);

(d)
the payment of all expenses incurred by the Beneficiaries in enforcing any of Guarantor’s obligations and liabilities hereunder, including, without limitation, reasonable and documented fees and expenses of legal counsel;

and agrees that if for any reason the Borrower shall fail to pay or perform when due any of such Guaranteed Obligations, the Guarantor will pay or perform the same following demand by the Administrative Agent (and within ten (10) days of such demand in the case of the foregoing clauses (b) – (d)).
In furtherance of, and without limiting the foregoing, in the event that the Project shall at any time not be In Balance (as defined in either Disbursement Agreement but as such definition is deemed modified solely for the purposes of this Guaranty as set forth in Section 2.1(b) above), Guarantor shall, or shall cause, subject to Section 2.6 of this Agreement, deposit (or cause to be deposited) funds into the Building Loan Company Funds Account or the Project Company Funds Account (as defined in the Project Disbursement Agreement), as applicable, in an amount sufficient to cause the Project to be In Balance (as defined in the applicable Disbursement Agreement but as such definition is deemed modified solely for the purposes of this Guaranty as set forth in Section 2.1(b) above); provided, that for purposes of the foregoing “In Balance” determinations, any amounts on deposit in (i) the Building Loan Company Funds Account, Building Loan Disbursement Account, Building Loan Cash Management Account or Building Loan Proceeds Account (but specifically excluding any amounts on deposit in the Building Loan Interest Reserve Account) or (ii) the Project Company Funds Account, Project Disbursement Account or Project Cash Management Account (in each case as defined in the Project Disbursement Agreement), in any case that have previously been withdrawn therefrom pursuant to or as a result of the exercise of rights or remedies by the Beneficiaries against any such accounts or amounts on deposit therein (other than to the extent of any such amounts that have thereafter been applied to Project Costs or Building Loan Costs (other than Debt Financing Costs)) shall be deemed to remain on deposit in such accounts.
Without in any way limiting the above obligations of Guarantor, in the event the Administrative Agent demands performance of this Agreement under Section 2.1(a), the Disbursement Agent shall disburse funds in the “Accounts” (as defined in each Disbursement Agreement) (other than funds in the Building Loan Interest Reserve Account) for the purpose of paying (or reimbursing Borrower or Guarantor for) Building Loan Costs (other than Debt Financing Costs) and Project Costs, in accordance with and subject to the provisions of the Disbursement Agreements, but in all events notwithstanding any Event of Default, and any failure to be satisfied of any other condition to any such disbursement set forth in the Disbursement Agreements, that are not curable, or reasonably capable of being satisfied, by Guarantor; provided, however, that the obligation of the Disbursement Agent to make such undisbursed Loan funds available to Guarantor is expressly conditioned upon: (x) there being no continuing default by Guarantor under this Agreement; and (y) the Project being In Balance (as defined in each of the Disbursement Agreements but as such definition is deemed modified solely for the purposes of this Guaranty as set forth in Section 2.1(b) above) or Borrower (and/or Guarantor) having deposited funds into the Building Loan Company Funds Account or the Project Company Funds Account, as applicable, in an amount sufficient to cause the Project to be In Balance (as defined in each of the Disbursement Agreements but as such definition is deemed modified solely for the purposes of this Guaranty as set forth in Section 2.1(b) above).
Notwithstanding any other provision hereof, Guarantor’s aggregate liability under this Agreement, but excluding any amounts payable under Section 17 below, shall in no event exceed $30,000,000 (the “Liability Cap”) and any amounts deposited by Guarantor (or caused to be deposited by Guarantor) into either the Building Loan Company Funds Account or the Project Company Funds Account after the date hereof in accordance herewith shall reduce the then applicable Liability Cap dollar-for-dollar (it being understood, however, that the Liability Cap shall not be reduced by any such deposit arising out of or otherwise relating to (i) the funding of a Scope Change pursuant to Section 6.1.1 of the Building Loan Disbursement Agreement or (ii) the provisions of Section 6.1.5 of the Building Loan Disbursement Agreement). Amounts payable by Guarantor under Section 17 below shall be disregarded for purposes of the Liability Cap. Except for any demand required hereby, Guarantor waives notice of acceptance of this Agreement and of any obligation to which it applies or may apply under the terms hereof, and waives diligence, presentment, demand of payment, notice of dishonor or non‑payment, protest, notice of protest of any such obligations, suit or taking other action by the Beneficiaries against, and giving any notice of default or other notice to, or making any demand on, any party liable thereon (including the Borrower and Guarantor).

Furthermore, notwithstanding anything to the contrary contained in this Agreement, it is expressly acknowledged and agreed that the Guaranteed Obligations shall specifically exclude any increases in the payment or performance obligations and liabilities of Guarantor under this Agreement to the extent directly resulting from (x) any Scope Change or (y) any modification or termination of any contract subject a Consent, in the case of each of clauses (x) and (y) made by or at the direction of any Agent, any Lender, or any Person acting by, through or under any Agent or any Lender on or after any Lender Control Date (as hereinafter defined), unless Guarantor shall have approved such increased obligations and liabilities in writing. As used herein, the term “Lender Control Date” shall mean the earliest to occur of the following: (i) the date upon which a foreclosure sale under the Mortgage has been consummated or the date upon which any Agent, any Lender, or any assignee, designee or nominee of any Agent or any Lender (including, without limitation, any receiver appointed at the request of any Agent or any Lender) otherwise acquires possession or control of the Project and (ii) the date upon which a foreclosure sale under the Equity Pledge Agreement has been consummated or the date that any Agent or any Lender (or any assignee or designee thereof) otherwise acquires ownership and/or control of the Pledged Collateral (as defined in the Equity Pledge Agreement).
2.2    This Agreement (subject to the limitations set forth in Section 2.1 above) is a primary obligation of Guarantor and is an absolute, unconditional, continuing and irrevocable agreement of payment and performance and is in no way conditioned on or contingent upon any attempt to enforce in whole or in part the Borrower’s or any other Person’s liabilities and obligations to the Beneficiaries.
2.3    The Beneficiaries may, in accordance with the Loan Documents, at any time and from time to time (whether or not after revocation or termination of this Agreement) without the consent of or notice to Guarantor (except such consent or notice as may be expressly required by the Loan Documents or applicable law which cannot be waived), without incurring responsibility to Guarantor and without impairing or releasing the obligations of Guarantor hereunder, upon or without any terms or conditions and in whole or in part, (a) change the manner, place and terms of payment or change or extend the time of payment of, renew, or alter any Obligation, or any obligations and liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof or in any manner modify, amend or supplement the terms of any Loan Document (in each case, with the consent of the Borrower and/or another Loan Party, if expressly required by such documents) and this Agreement shall apply to the Guaranteed Obligations as changed, extended, renewed, modified, amended, supplemented or altered in any manner; (b) exercise or refrain from exercising any rights against the Borrower or others (including Guarantor) or otherwise act or refrain from acting; (c) add or release any other guarantor or contributor from its obligations; (d) settle or compromise any Guaranteed Obligations and/or any obligations and liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any obligations and liabilities which may be due to the Beneficiaries or others; (e) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner or in any order any property by whomsoever pledged or mortgaged to secure or howsoever securing the Guaranteed Obligations or any liabilities or obligations (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof and/or any offset there against; (f) accept any additional security for the Obligations or any increase, substitution or change therein; (g) apply any sums by whomsoever paid or howsoever realized to any obligations and liabilities of the Borrower or the other Loan Parties to the Beneficiaries under the Loan Documents in the manner provided therein regardless of what obligations and liabilities remain unpaid; (h) consent to or waive any breach of, or any act of omission or default under, any provision of any Loan Document (including the obligation to achieve Completion or the obligation to achieve Final Completion) or otherwise amend, modify or supplement (with the consent of the Borrower and/or another Loan Party, if expressly required by such documents) any Loan Document (including the obligation to achieve Completion or the obligation to achieve Final Completion); (i) grant credit to any Loan Party, regardless of the financial or other condition of such Loan Party at the time of any such grant; and/or (j) act or fail to act in any manner referred to in this Agreement which may deprive Guarantor of any right to subrogation which Guarantor may, notwithstanding the provisions of Section 6 hereof, have against any Loan Party to recover full indemnity for any payments made pursuant to this Agreement or of any right of contribution which Guarantor may have against any other party. Notwithstanding the foregoing or anything else to the contrary contained herein, this Agreement cannot be changed, extended, renewed, modified, amended, altered, waived or otherwise supplemented in any manner except in accordance with Section 13 hereof.
2.4    No invalidity, irregularity or unenforceability of any of the Guaranteed Obligations shall affect, impair, or be a defense to this Agreement, which is a primary obligation of Guarantor.
2.5    This is a continuing Agreement and all obligations to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. In the event that, notwithstanding the provisions of Section 2.2 hereof, this Agreement shall be deemed revocable in accordance with applicable law, then any such revocation shall become effective only upon receipt by the Administrative Agent of written notice of revocation signed by Guarantor. No revocation or termination hereof shall affect in any manner rights arising under this Agreement with respect to the Guaranteed Obligations (a) arising prior to receipt by the Administrative Agent of written notice of such revocation or termination and the sole effect of revocation and termination hereof shall be to exclude from this Agreement obligations thereafter arising which are unconnected with Guaranteed Obligations theretofore arising or transactions theretofore entered into or (b) arising as a result of an “Event of Default” under any Loan Document occurring by reason of the revocation or termination of this Agreement.
2.6    If the Obligations are (a) accelerated in accordance with the terms of the Credit Agreement or (b) otherwise become due and payable as a result of the occurrence of the events described under clause (h) or (i) of Section 7.01 of the Credit Agreement (the date of either such occurrence, the “Specified Date”) and, in any such case, at such time the Borrower has not fully paid or performed all Guaranteed Obligations, then the Administrative Agent may at its option (in its sole and absolute discretion), elect to require Guarantor to pay Beneficiaries, as a fixed payment on account of damages for the Borrower’s default, an amount (the “Contract Damages”), such amount in no event to exceed the Liability Cap, equal to all remaining Project Costs and Building Loan Costs (but excluding Debt Financing Costs) that would be incurred to achieve Final Completion for the Project (whether such Project Costs and/or Building Loan Costs would have been paid by the Borrower or from proceeds of Loans or any other financial accommodation, whether or not the Project is actually completed and whether or not Beneficiaries intend to complete the Project) (all such remaining Project Costs and Building Loan Costs (but excluding Debt Financing Costs), the “Remaining Costs”) less all amounts on deposit in (i) the Accounts (as defined in the Building Loan Disbursement Agreement) (but specifically excluding any amounts on deposit in the Building Loan Interest Reserve Account) or (ii) the Accounts (as defined in the Project Disbursement Agreement), in each case, as of the Specified Date, but, in each case, without giving effect to any amounts withdrawn therefrom pursuant to or as a result of the exercise of rights or remedies by any Beneficiary against any such accounts or amounts on deposit therein (whether on or prior to the Specified Date) other than to the extent of any such amounts that have been applied to Project Costs or Building Loan Costs (but excluding Debt Financing Costs) prior to the date of determination of Remaining Costs. For purposes of determining Contract Damages, written estimates of such Project Costs and Building Loan Costs to achieve Final Completion of the Project from the Construction Consultant (as defined in the applicable Disbursement Agreement) shall bind Beneficiaries and Guarantor provided such estimates are made in good faith and on a commercially reasonable basis. If the Administrative Agent requires Guarantor to pay Contract Damages, then Guarantor shall do so within ten days after such Administrative Agent’s written demand. If Guarantor pays Contract Damages, then Guarantor’s liability under this Agreement shall thereupon terminate.
SECTION 3.
REPRESENTATIONS AND WARRANTIES
Guarantor makes the representations and warranties set forth below to the Beneficiaries as of the date hereof:
3.1    Guarantor is duly organized and validly existing under the laws of the jurisdiction of its organization, has all requisite power and authority to execute, deliver and perform under this Agreement and, in each case except to the extent the failure to have such power and authority could not reasonably be expected to materially and adversely affect the financial condition of Guarantor or the ability of Guarantor to perform its obligations under this Agreement, to (i) own or hold under lease and operate the properties it purports to own or hold under lease and (ii) carry on its business as now being conducted.
3.2    This Agreement has been duly authorized, executed and delivered by Guarantor and constitutes the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with the terms of this Agreement, subject to applicable bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally and general principles of equity.
3.3    Neither the execution and delivery hereof nor the consummation of the transactions contemplated hereby nor the compliance with the terms hereof (a) does or will contravene its formation documents or any other legal requirement then applicable to or binding on Guarantor, (b) does or will contravene or result in any breach or constitute any default under, or result in or require the creation of any Lien upon any of Guarantor’s properties under, any agreement or instrument to which Guarantor is a party or by which it or any of its properties may be bound, or (c) does or will require the consent or approval of any Person which has not previously been obtained.

3.4    All governmental authorizations and actions necessary in connection with the execution and delivery by Guarantor of this Agreement and the performance of its obligations hereunder have been obtained or performed and remain valid and in full force and effect.
3.5    There is no pending or, to the best of Guarantor’s knowledge, threatened action or proceeding affecting Guarantor before any court, governmental agency or arbitrator, which might reasonably be expected to materially and adversely affect the ability of Guarantor to perform its obligations under this Agreement.
3.6    Guarantor has established adequate means of obtaining financial and other information pertaining to the businesses, operations and condition (financial and otherwise) of the Borrower, the other Loan Parties and their respective properties on a continuing basis, and Guarantor now is and hereafter will be completely familiar with the businesses, operations and condition (financial and otherwise) of the Borrower, the other Loan Parties and their respective properties.
3.7    Guarantor is, and will not as a result of the execution and delivery of this Agreement cease to be, Solvent.
SECTION 4.
COVENANTS
So long as any Guaranteed Obligations are outstanding, Guarantor agrees that:
4.1    Guarantor will preserve, renew and keep in full force and effect its existence as a Delaware corporation;
4.2    Guarantor will comply in all material respects with all applicable laws and orders to which it may be subject if failure to so comply would materially impair its ability to perform its obligations under this Agreement; and
4.3    Promptly, and in any event within seven Business Days after obtaining knowledge thereof, Guarantor will give to the Administrative Agent notice of the occurrence of any event or of any litigation or governmental proceeding pending (a) against Guarantor which could reasonably be expected to affect the business, operations, property, assets or condition (financial or otherwise) of Guarantor so as to materially and adversely affect the ability of Guarantor to perform its obligations hereunder or (b) which relates to this Agreement.
SECTION 5.
WAIVER
To the fullest extent permitted by law, Guarantor hereby waives and relinquishes all rights and remedies accorded by applicable law to sureties or guarantors and agrees not to assert or take advantage of any such rights or remedies, including without limitation (a) any right to require any Beneficiary to proceed against the Borrower or any other Person or to proceed against or exhaust any security held by any Beneficiary at any time or to pursue any other remedy in any Beneficiary’s power before proceeding against Guarantor, (b) any defense that may arise by reason of the incapacity, lack of power or authority, death, dissolution, merger, termination or disability of the Borrower or any other Person or the failure of any Beneficiary to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of the Borrower or any other Person, (c) except for any demand required hereby, any right to demand, presentment, protest and notice of any kind, including without limitation notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non‑action on the part of the Borrower, any Beneficiary, any endorser or creditor of the Borrower or Guarantor or on the part of any other Person under this or any other instrument in connection with any obligation or evidence of indebtedness held by any Beneficiary as collateral or in connection with any Guaranteed Obligations, (d) any defense based upon an election of remedies by any Beneficiary, including without limitation an election to proceed by non‑judicial rather than judicial foreclosure, which destroys or otherwise impairs any subrogation rights which Guarantor may, notwithstanding the provisions of Section 6 hereof, have against the Borrower or any other Person, any right which Guarantor may, notwithstanding the provisions of Section 6 hereof, have to proceed against the Borrower or any other Person for reimbursement, or both, (e) any defense based on any offset against any amounts which may be owed by any Person to Guarantor for any reason whatsoever, (f) any defense based on any act, failure to act, delay or omission whatsoever on the part of the Borrower or any other Person or the failure by the Borrower or any other Person to do any act or thing or to observe or perform any covenant, condition or agreement to be observed or performed by it under the Loan Documents, (g) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal, provided, that upon payment in full of the Guaranteed Obligations or the Contract Damages, as applicable, this Agreement shall no longer be of any force or effect, (h) any defense, setoff or counterclaim which may at any time be available to or asserted by the Borrower or any other Person against any Beneficiary or any other Person under any of the Loan Documents, including in connection with the exercise of any judgment by the Disbursement Agent, the Construction Consultant (as defined in each Disbursement Agreement) or any other Person under either Disbursement Agreement or any other Loan Document or by reason of the delay or failure by the Disbursement Agent or the Construction Consultant (as defined in each Disbursement Agreement) or any other Person to perform its duties thereunder, (i) any duty on the part of any Beneficiary to disclose to Guarantor any facts any Beneficiary may now or hereafter know about the Borrower or any other Person, regardless of whether any Beneficiary has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume, or has reason to believe that such facts are unknown to Guarantor, or has a reasonable opportunity to communicate such facts to Guarantor, since Guarantor acknowledges that Guarantor is fully responsible for being and keeping informed of the financial condition of the Borrower and its Affiliates and of all circumstances bearing on the risk of non‑payment of any obligations and liabilities hereby guaranteed, (j) the fact that Guarantor at any time in the future may not be an Affiliate of the Borrower, (k) any defense based on any change in the time, manner or place of any payment under, or in any other term of, the Loan Documents (including the obligation to achieve Completion or the obligation to achieve Final Completion) or any other amendment, renewal, extension, acceleration, compromise or waiver of or any consent or departure from the terms of the Loan Documents (including the obligation to achieve Completion or the obligation to achieve Final Completion), (l) any defense arising because of any Beneficiary’s election of the application of Section 1111(b)(2) of Title 11 of the United States Code entitled “Bankruptcy”, or any successor statute (the “Bankruptcy Code”), in any proceeding instituted under the Bankruptcy Code, and (m) any defense based upon any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code.
SECTION 6.
SUBROGATION
Until all Obligations have been “paid in full”, (a) Guarantor shall not have any right of subrogation and waives (i) all rights to enforce any remedy which any Beneficiary now has or may hereafter have against the Borrower or any other Person, (ii) the benefit of, and all rights to participate in, any security now or hereafter held by any Beneficiary from the Borrower or any other Person and (iii) any right to require the Administrative Agent, Disbursement Agent and/or Collateral Agent to join Guarantor in any action brought hereunder or to commence any action against or obtain any judgment against the Loan Parties or to pursue any other remedy or enforce any other right, and (b) Guarantor waives any claim, right or remedy which Guarantor may now have or hereafter acquire against the Borrower or any other Person that arises hereunder and/or from the performance by Guarantor hereunder including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of any Beneficiary against the Borrower or any other Person, or any security which any Beneficiary may now have or hereafter acquire, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise; provided that thereafter Guarantor shall be entitled to seek reimbursement from the Borrower or any other Person for any amounts paid by Guarantor pursuant to this Agreement.
SECTION 7.
BANKRUPTCY
7.1    The obligations of Guarantor under this Agreement shall not be altered, limited or affected by any proceeding, voluntary or involuntary, involving the bankruptcy, reorganization, insolvency, receivership, liquidation or arrangement of the Borrower or any other Person, or by any defense which the Borrower or any other Person may have by reason of any order, decree or decision of any court or administrative body resulting from any such proceeding.
7.2    So long as any Guaranteed Obligations or, in the event the Beneficiaries elect to receive Contract Damages in accordance with Section 2.6 hereof, any Contract Damages, are owed to any Beneficiary, to the extent of such Guaranteed Obligations or Contract Damages, if Guarantor files, in any bankruptcy or other proceeding of or against the Borrower or any Subsidiary thereof, any claim relating to any indebtedness of the Borrower or any Subsidiary thereof, Guarantor hereby assigns to the Beneficiaries, all rights of Guarantor thereunder and, to the extent Guarantor receives a distribution or other payment on account of any such claims, shall pay (or otherwise transfer) such distribution or payment to the Beneficiaries to the extent of any Guaranteed Obligations or Contract Damages which remain unpaid (and in all such cases, whether in administration, bankruptcy or otherwise, the person authorized to pay such a claim shall pay the same to the Beneficiaries to the extent of any Guaranteed Obligations or Contract Damages which then remain unpaid); provided, however, that Guarantor’s obligations hereunder shall not be satisfied except to the extent that the Beneficiaries receive cash by reason of any such payment or distribution.  If the Beneficiaries receive anything hereunder other than cash, the same shall be held as collateral for amounts due under this Agreement (and, to the extent so held at such time, shall be promptly transferred to Guarantor upon the Completion Guaranty Termination Date). Further, so long as any Guaranteed Obligations or Contract Damages are owed to any Beneficiary, Guarantor shall not have the right to accept or reject any plan proposed in any such bankruptcy or other proceeding or take any other action which a party filing a claim is entitled to take, in each case without the prior written consent of the Administrative Agent, and if so directed by the Administrative Agent will vote on any such plan in such capacity as directed by the Administrative Agent.
SECTION 8.
SUCCESSIONS OR ASSIGNMENTS
8.1    This Agreement shall inure to the benefit of the permitted successors or assigns of the Beneficiaries who shall have, to the extent of their interest and in accordance with the Loan Documents, the rights of the Beneficiaries hereunder.
8.2    This Agreement is binding upon Guarantor and its successors and assigns. Guarantor is not entitled to assign its obligations hereunder to any other Person, and any purported assignment in violation of this provision shall be void; provided that Guarantor may assign its obligations hereunder to the successor to its assets and obligations by merger or operation of law, in connection with a merger or other corporate reorganization as long as any such successor assumes in writing Guarantor’s obligations hereunder pursuant to documentation in form and substance reasonably acceptable to the Administrative Agent and otherwise provides to the Administrative Agent such other deliverables (including authorizing resolutions, constituent documents and legal opinions) as reasonably requested by, and in form and substance reasonably acceptable to, the Administrative Agent.
SECTION 9.
TERMINATION
Notwithstanding anything contained in this Agreement to the contrary, this Agreement shall automatically terminate upon the earliest of (such earliest date, the “Completion Guaranty Termination Date”) (a) payment by Guarantor pursuant to this Agreement of aggregate amounts equal to the Liability Cap plus any other amounts due under Section 17 below, (b) “payment in full” of all the Obligations, (c) the occurrence of Final Completion of the Project and (d) the satisfaction in full by Guarantor of its obligations under this Agreement (i.e., payment in full of the Guaranteed Obligations or the Contract Damages).
SECTION 10.
ADDITIONAL WAIVERS
10.1    No delay on the part of any Beneficiary in exercising any of their respective rights (including those hereunder) and no partial or single exercise thereof and no action or non‑action by any Beneficiary, with or without notice to the other party or anyone else, shall constitute a waiver of any rights or shall affect or impair this Agreement.

10.2    EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.2.
SECTION 11.
INTERPRETATION
The section headings in this Agreement are for the convenience of reference only and shall not affect the meaning or construction of any provision hereof.
SECTION 12.
NOTICES
All notices in connection with this Agreement shall be given in writing hand‑delivered or sent by facsimile transmission or by certified mail return‑receipt requested, postage prepaid. All such notices shall be sent to the appropriate facsimile number or address, as the case may be, set forth in Section 16 below or to such other number or address as shall have been subsequently specified by written notice to the other party, and shall be sent with copies, if any, as indicated below. All such notices shall be effective upon receipt, and confirmation by answerback of any such notice so sent by facsimile shall be sufficient evidence of receipt thereof.
SECTION 13.
AMENDMENTS
Subject to the last sentence of Section 8.02 and Section 9.08(e) of the Credit Agreement, this Agreement may be amended, changed, extended, renewed, modified, altered, waived or supplemented only with the written consent of Guarantor and (i) the Required Lenders or (ii) the Administrative Agent (at the direction of the Required Lenders).

SECTION 14.
JURISDICTION; GOVERNING LAW
14.1    Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Beneficiary may otherwise have to bring any action or proceeding relating to this Agreement against Guarantor or its properties in the courts of any jurisdiction.
14.2    Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment in any New York State or Federal court of the United States of America sitting in New York City, Borough of Manhattan. Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.
14.3    Guarantor hereby irrevocably and unconditionally consents to service of process served by mailing a copy thereof by certified or registered mail, or any substantially similar form of mail, addressed to Guarantor as provided for notices hereunder. Nothing in this Agreement will affect the right of any Beneficiary to serve process in any other manner permitted by law.
14.4    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF LAWS OTHER THAN THE LAWS OF THE STATE OF NEW YORK).
SECTION 15.
INTEGRATION OF TERMS
This Agreement contains the entire agreement between Guarantor and the Beneficiaries relating to the subject matter hereof and supersedes all oral statements and prior writing with respect hereto.
SECTION 16.
ADDRESSES
The address of Guarantor for notices is:
Empire Resorts, Inc.
204 Route 17B
Monticello, NY 12701
Attention: Chief Executive officer
Facsimile:    (845) 807-0000
Telephone: (845) 807-0001

With copies to (for informational purposes only and not constituting notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
Attention: Harris B. Freidus
Facsimile: (212) 492-0064
Telephone: (212) 373-3064

The address of the Administrative Agent, the Disbursement Agent and the Collateral Agent for notices is:
If to the Administrative Agent:
Credit Suisse AG, Cayman Islands Branch
Eleven Madison Avenue
New York, NY 10010
Attn: Sean Portrait – Agency Manager
Facsimile:     (212) 322-2291
If to the Disbursement Agent:
Credit Suisse AG, Cayman Islands Branch
Eleven Madison Avenue
New York, New York 10010
Attention: Sean Portrait – Agency Manager,
Shawan Fox
Facsimile: (212) 322-2291
Email: agency.loanops@credit-suisse.com,
shawan.fox@credit-suisse.com

If to the Collateral Agent:
Credit Suisse AG, Cayman Islands Branch
Eleven Madison Avenue
New York, NY 10010
Attn: Sean Portrait – Agency Manager
Facsimile:     (212) 322-2291

With a copy to:

Latham & Watkins LLP
12670 High Bluff Drive

San Diego, CA 92130
Attention: Brett P. Rosenblatt
Facsimile:    (858) 523-5450
Telephone:     (858) 523-5401

SECTION 17.
INTEREST; COLLECTION EXPENSES
Any amount required to be paid by Guarantor pursuant to the terms hereof shall bear interest at the default rate applicable to ABR Loans under Section 2.09 of the Credit Agreement or the maximum rate permitted by law, whichever is less, from the date due hereunder until paid in full. Guarantor shall pay to the Beneficiaries upon demand all costs and expenses incurred by the Beneficiaries in enforcing this Agreement.
SECTION 18.
COUNTERPARTS
This Agreement may be executed in one or more duplicate counterparts, and when executed and delivered by all of the parties listed below shall constitute a single binding agreement.
SECTION 19.
NO BENEFIT TO THE BORROWER
This Agreement is for the benefit of only the Beneficiaries and Guarantor and is not for the benefit of the Borrower, any other Loan Party or any other Person. This Agreement shall not be deemed to be a contract to make a loan, or extend other debt financing or financial accommodation, for the benefit of the Borrower or any other Loan Party, in each case within the meaning of Section 365(e) of the Bankruptcy Code or otherwise. Notwithstanding and in addition to the foregoing, Guarantor hereby irrevocably waives, to the extent it may do so under applicable law, any protection to which it may be entitled under Sections 365(c)(1), 365(c)(2) and 365(e)(2) of the Bankruptcy Code or equivalent provisions of the laws or regulations of any other jurisdiction with respect to any proceedings, or any successor provision of law of similar import, in the event of any bankruptcy, insolvency or similar proceeding with respect to the Borrower or its Affiliates. Specifically, in the event that the trustee (or similar official) in a bankruptcy, insolvency or similar proceeding with respect to the Borrower or any of its Affiliates or a debtor-in-possession takes any action (including the institution of any action, suit or other proceeding for the purpose of enforcing this Agreement), Guarantor shall not assert any defense, claim or counterclaim denying liability hereunder on the basis that this Agreement is an executory contract or a “financial accommodation” that cannot be assumed, assigned or enforced or on any other theory directly or indirectly based on Section 365(c)(1), 365(c)(2) or 365(e)(2) of the Bankruptcy Code, or equivalent provisions of the laws or regulations of any other jurisdiction with respect to any proceedings or any successor provision of law of similar import. If a bankruptcy, insolvency or similar proceeding with respect to the Borrower or any of its Affiliates shall occur, Guarantor agrees, after the occurrence of such bankruptcy, insolvency or similar proceeding, to reconfirm in writing to the extent permitted by applicable law, its pre-petition waiver of any protection to which it may be entitled under

Sections 365(c)(1), 365(c)(2) and 365(e)(2) of the Bankruptcy Code or equivalent provisions of the laws or regulations of any other jurisdiction with respect to proceedings.
SECTION 20.
DISBURSEMENT AGENT
The Beneficiaries may appoint or designate the Disbursement Agent to exercise or enforce their rights and remedies under this Agreement and to otherwise act on their behalf in all matters related hereto. Guarantor shall respect and treat any and all actions so taken by the Disbursement Agent as if taken by the Beneficiaries. All references in this Agreement to the Disbursement Agent shall mean and be construed as the Disbursement Agent acting pursuant to the applicable Disbursement Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Guarantor has caused this Agreement to be duly executed and delivered as of the day and year first written above.
GUARANTOR:
EMPIRE RESORTS, INC.,
a Delaware corporation

By: /s/ Joseph A. D’Amato
Name: Joseph A. D’Amato
Title: President and Chief Executive Officer

Agreed and accepted:

CREDIT SUISSE AG, CAYMAN ISLANDS
BRANCH,
as the Administrative Agent

By: /s/ Robert Hetu
Name:    Robert Hetu
Title:    Authorized Signatory

By: /s/ Whitney Gaston
Name:    Whitney Gaston
Title:    Authorized Signatory

CREDIT SUISSE AG, CAYMAN ISLANDS
BRANCH,
as the Disbursement Agent

By: /s/ Robert Hetu
Name:    Robert Hetu
Title:    Authorized Signatory

By: /s/ Whitney Gaston
Name:    Whitney Gaston
Title:    Authorized Signatory

CREDIT SUISSE AG, CAYMAN ISLANDS
BRANCH,
as the Collateral Agent

By: /s/ Robert Hetu
Name:    Robert Hetu
Title:    Authorized Signatory

By: /s/ Whitney Gaston
Name:    Whitney Gaston
Title:    Authorized Signatory